UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Powell Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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POWELL INDUSTRIES, INC.
8550 Mosley Drive
Houston, Texas 77075

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held February 27, 2009

To the Stockholders of Powell Industries, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of Powell Industries, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company at 8550 Mosley Drive, in Houston, Texas on Friday, February 27, 2009 at 11:00 a.m., Houston time, for the following purposes:

1. To elect three (3) members of the Company’s Board of Directors, with terms to expire in 2012; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The stock transfer books will not be closed. Stockholders of record as of the close of business on January 2, 2009 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

To view the proxy materials online, please visit www.powellind.com, where the following materials are available for view: Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy Card, and the Annual Report.

You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ THOMAS W. POWELL
Thomas W. Powell
Chairman of the Board

Houston, Texas
January 9, 2009

POWELL INDUSTRIES, INC.
8550 Mosley Drive
Houston, Texas 77075

PROXY STATEMENT
January 9, 2009

Annual Meeting of Stockholders
February 27, 2009

SOLICITATION AND VOTING RIGHTS

The accompanying proxy is solicited by the Board of Directors of Powell Industries, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, February 27, 2009 at 11:00 a.m., Houston time, at the principal executive offices of the Company at 8550 Mosley Drive, in Houston, Texas 77075, or at any adjournment thereof.

This Proxy Statement, proxy and the accompanying Notice of Annual Meeting, Annual Report to Stockholders and Form 10-K for year ended September 30, 2008, including consolidated financial statements, will be mailed to stockholders on or about January 12, 2009. The Board of Directors of the Company has fixed January 2, 2009, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of January 2, 2009, there were 11,432,660 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. The holders of shares represented by proxies reflecting abstentions or “broker non-votes” are considered present at the meeting and count toward a quorum. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters. As to those matters, such indications are called “broker non-votes.”

The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2012 will be elected as directors of the Company, class of 2012. Thus, abstentions and broker non-votes will have no effect on the election of directors. As to any other matters which may come before the meeting, broker non-votes will have the effect of negative votes as to any such other matters for which the broker is entitled to vote and no effect on those matters for which the broker is not entitled to vote.

The shares represented by each valid proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with instructions specified on the proxy. A stockholder giving a duly executed proxy may revoke it before it is exercised by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or the Internet. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

Each year in connection with the annual meeting of stockholders, the Company is required to send to each stockholder of record a proxy statement and annual report, and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some stockholders hold shares of Common Stock in multiple accounts, this process results in duplicate mailings of proxy statements and annual reports to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.  If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact the Company by mail at 8550 Mosley Drive, Houston, Texas 77075 or by telephone at (713) 947-4422.

Beneficial Stockholders.  If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other stockholders of the Company who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.  If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report, as applicable, for each stockholder sharing your address, then please notify the Company or your nominee, as applicable, and the Company or they will promptly deliver such additional proxy statements or annual reports. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may contact the Company by mail at 8550 Mosley Drive, Houston, Texas 77075 or by telephone at (713) 947-4422.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The terms of three directors are scheduled to expire at the 2009 Annual Meeting or until their successors are duly elected and qualified under the Company’s bylaws. The terms of the remaining directors continue after the Annual Meeting. The Nominating and Governance Committee has nominated James F. Clark, Stephen W. Seale, Jr. and Robert C. Tranchon for election as directors with terms scheduled to expire in 2012 or until their successors are duly elected and qualified. Messrs. Clark, Seale and Tranchon currently serve as directors of the Company with terms scheduled to expire in 2009 or until their successors are duly elected and qualified. Although the Board of Directors does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

BOARD OF DIRECTORS

The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his name, age, principal occupation and employment for the past five years, offices held with the Company, the date he first became a director, and the date of expiration of his current term as director.

		Principal Occupation for Past		Director	Term
Name	Age	Five Years(1)	Offices Held With Company	Since	Expires

Eugene L. Butler	67	Director and CFO, Deep Down, Inc. since June 2007; Managing Director, CapSource Financial from 2005 to 2007; Chairman of the Board, Intercoastal Terminal from 1991 to 2005	Director	1990	2011
Ronald J. Wolny	69	Vice President, Fluor Daniel, Inc. until his retirement in January 2003	Director	2001	2011
Christopher Cragg	47	Senior Vice President — Operations, Oil States International, Inc.	Director	2008	2011
Thomas W. Powell	68	Chairman of the Board since 1984; President and Chief Executive Officer of the Company from 1984 through September 30, 2008	Director, Chairman of the Board(2)	1984	2010
Joseph L. Becherer	66	Senior Vice President, Eaton Corporation from September 1995 until his retirement in October 1997	Director	1997	2010
Patrick L. McDonald	55	President and Chief Executive Officer of the Company	Director, President and Chief Executive Officer of the Company(3)	2008	2010
Stephen W. Seale, Jr.	69	Consultant, Professional Engineer	Director	1985	2009
Robert C. Tranchon	68	President and CEO, Reveille Technology since 1995; President, Chief Executive Officer, and Director of Ansaldo Ross Hill from 1997 to 2000	Director	2000	2009
James F. Clark	62	Vice President, Square D Corporation from 1989 until his retirement in December 2000	Director	2001	2009

(1)	None of the corporations listed (other than the Company) is an affiliate of the Company.

(2)	Mr. Powell also served as Chief Executive Officer of the Company until his retirement on September 30, 2008.

(3)	Mr. McDonald served as President and Chief Operating Officer of the Company from February 23, 2007 until Mr. Powell’s retirement on September 30, 2008, at which time Mr. McDonald succeeded Mr. Powell as President and Chief Executive Officer of the Company.

Board Structure, Committee Composition and Meetings

As of the date of this Proxy Statement, the Board of Directors (“Board”) was comprised of nine members, divided into three classes.

The Board is comprised of a majority of independent directors. The Board has determined that Messrs. Joseph L. Becherer, Eugene L. Butler, James F. Clark, Christopher E. Cragg, Stephen W. Seale, Jr., Robert C. Tranchon, and Ronald J. Wolny are “independent” as such term is defined by Rule 4200(a)(15) under the Marketplace Rules of The NASDAQ Stock Market, and that the current members of the audit committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, or the Exchange Act. The Board based its determinations of independence primarily on a review of the responses the directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

Four meetings of the Board were held during the year ended September 30, 2008. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board during the period that such director served.

It is the Company’s policy that directors attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders on February 29, 2008, all of the Company’s directors at that date were present. Stockholders may communicate with directors of the Company by writing to them at the Company’s headquarters. Communications addressed to the Board of Directors will be reviewed by the Secretary of the Company and directed to the members of the Board for their consideration.

Committees, Memberships and Meetings

The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the corporate governance rules of The NASDAQ Stock Market.

Audit Committee

The Audit Committee assists the Board in overseeing matters relating to the Company’s accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements It is the Board’s agent in overseeing the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to stockholders. The Audit Committee is the focal point for communication between other directors, the Company’s independent registered public accounting firm, internal auditors and management as their duties relate to financial accounting, reporting, and controls. The Audit Committee held four meetings during the year ended September 30, 2008. All meetings of the Audit Committee were separate and apart from meetings of the full Board of Directors during fiscal 2008.

The Audit Committee is comprised of Eugene L. Butler, Christopher E. Cragg, Stephen W. Seale, Jr. and Robert C. Tranchon. Mr. Cragg joined the Audit Committee on May 30, 2008. The Board of Directors has determined that each of Messrs. Butler and Cragg qualify as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated under the Exchange Act, and that each is an independent director. A copy of the Audit Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations.”

Compensation Committee

The Compensation Committee provides oversight on behalf of the full Board on development and administration of the Company’s executive compensation program and each benefit plan in which officers and directors are eligible to participate. The Compensation Committee regularly reviews the Company’s compensation practices, including the methodologies for setting senior management and officer salaries. The Compensation Committee also strives to make the Company’s compensation competitive by comparing the Company’s practices and compensation levels against the results of a broad survey of related-industry companies. However, the Compensation Committee has the flexibility to exercise its independent judgment when establishing compensation policies, especially when rewarding individual performance. The ratio of long-term incentive compensation to short-term incentive compensation increases as salary grade levels increase. The Compensation Committee expects executives to focus on the Company’s long-term success. The compensation program is designed to motivate executives to take actions that are best for the Company’s long-term performance.

The Compensation Committee has the authority to directly engage independent consultants. On occasion, consultants have been used to provide advice and ongoing recommendations regarding executive compensation. In 2008, the Compensation Committee retained Hewitt Associates LLC to provide market information and analyses regarding base salary, short-term incentives, long-term incentives, executive benefits and perquisites.

The Compensation Committee is comprised of Joseph L. Becherer, Stephen W. Seale, Jr. and Ronald J. Wolny. The Compensation Committee, held three meetings during the year ended September 30, 2008. A copy of the Compensation Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations.”

Nominating and Governance Committee

The Nominating and Governance Committee proposes a slate of directors for election by the Company’s stockholders at each annual meeting and recommends candidates for appointment to the Board to fill any vacancy on the Board. The Nominating and Governance Committee is also responsible for establishing director qualifications and the selection criteria for new directors. The Nominating and Governance Committee recommends to the Board a slate of directors to serve on each standing committee of the Board and recommends one member of each standing committee to serve as chairman of the committee. The Nominating and Governance Committee is also responsible to review and monitor the adherence to the Corporate Governance Guidelines adopted by the Board.

The Nominating and Governance Committee is comprised of Eugene L. Butler, James F. Clark and Robert C. Tranchon. During the year ended September 30, 2008, the Committee held three meetings. In December 2008, the Nominating and Governance Committee met and discussed the current director candidates, and recommended to the Board the reelection of the three candidates nominated above. A copy of the Nominating and Governance

Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations.”

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. Only the directors who are not employees of the Company or any of its subsidiaries or affiliates, are entitled to receive a fee, plus reimbursement of out-of-pocket expenses for their services as directors. Neither Mr. Powell nor Mr. McDonald, who are also our employees, receives any additional compensation for serving as a director. The Compensation Committee utilized Hewitt Associates LLC for market data and analysis of director compensation as part of the Committee’s annual review of director compensation. For 2008, compensation for non-employee directors was comprised of the following components:

			Shares
		Cash	Common
		Compensation	Stock

Quarterly Retainer:		$2,500
Board Meeting Fees:		$2,000
(For each meeting attended)
Committee Chairman Meeting Fees:	Audit	$2,500
(For each meeting attended)	Compensation	$1,250
	Nominating and Governance	$1,250
Committee Member Meeting Fees:	Audit	$1,200
(For each meeting attended)	Compensation	$800
	Nominating and Governance	$800

Annual Restricted Stock Award:			2,000

In addition to the above, the Company reimburses expenses related to attendance of meetings to non-employee directors.

The stockholders voted at the March 16, 2002 meeting to approve the Non-Employee Director Stock Option Plan which superseded the 2000 Non-Employee Director Stock Option Plan adopted by the Board of Directors in 2000. The total number of shares of Common Stock reserved under the plan is 100,000 shares. The plan is administered by the Compensation Committee. Eligibility to participate in the plan is limited to those individuals who are members of the Board of the Company and who are not employees of the Company or any affiliate of the Company. No options to acquire shares of the Company’s Common Stock were issued this year. The Compensation Committee plans to terminate the 2000 Non-Employee Director Stock Option Plan after all outstanding options granted under it have been exercised or have expired.

The stockholders voted at the April 15, 2005 meeting to approve the Non-Employee Director Restricted Stock Plan. The total number of shares of Common Stock reserved under the plan is 150,000 shares. The plan is administered by the Compensation Committee. Eligibility to participate in the plan is limited to those individuals who are members of the Board of the Company and who are not employees of the Company or any affiliate of the

Company. In accordance with the terms of the Plan, each non-employee director receives 2,000 restricted shares of the Company’s Common Stock annually. In June 2008, each non-employee director was issued 2,000 such shares in accordance with the Restricted Stock Plan.

Director Compensation for Fiscal 2008

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended September 30, 2008.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)	($)(1)	($)	($)

Joseph L. Becherer	$20,050	$102,280	$—	$122,330
Eugene L. Butler	$30,400	$102,280	$—	$132,680
James F. Clark	$18,400	$102,280	$—	$120,680
Christopher E. Cragg	$7,700	$102,280	$—	$109,980
Stephen W. Seale, Jr.	$23,600	$102,280	$—	$125,880
Robert C. Tranchon	$24,450	$102,280	$—	$126,730
Ronald J. Wolny	$22,550	$102,280	$—	$124,830

(1)	Based on 2,000 restricted shares at $51.14 per share.

Thomas W. Powell resigned as the Company’s Chief Executive Officer effective September 30, 2008. He has retained his position as Chairman of the Board and will be compensated as a non-employee director beginning October 1, 2008. In addition, on July 18, 2008, the Company and Mr. Powell entered into a consulting agreement (the “Consulting Agreement”) in connection with Mr. Powell’s retirement. Pursuant to the Consulting Agreement, Mr. Powell agreed to provide advice and perform certain consulting services to the Company during the period commencing October 1, 2008 and ending September 30, 2010, unless the Consulting Agreement is earlier terminated pursuant to its terms. The Company agreed to pay to Mr. Powell $60,000 per quarter during the term of such Consulting Agreement.

CORPORATE GOVERNANCE

The Company has established Corporate Governance Guidelines, which may be found on the Governance page of the Company’s website, www.powellind.com. The Corporate Governance Guidelines include the definition of independence used by the Company to determine whether its directors and nominees for directors are independent, which are the same qualifications prescribed under the Marketplace Rules of The NASDAQ Stock Market. Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-management directors are required to meet in separate sessions without management on a regularly scheduled basis four times a year. Generally, these meetings occur as an executive session without the management director in attendance in conjunction with regularly scheduled meetings of the Board throughout the year. Because the Chairman of the Board was also a member of management, the separate non-management sessions are presided over by an independent director elected by a majority of the non-management directors. If the non-management directors include directors who are not independent directors (as determined by the Board), because the Chairman of the Board is not an independent director, the independent directors’ separate session is presided over by an independent director elected by a majority of the independent directors.

Nomination Process

The Nominating and Governance Committee will consider written recommendations from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Governance Committee c/o the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, TX 77075 and should be accompanied by the following information:

•	all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and

•	appropriate biographical information and a statement as to the qualifications of the nominee.

The written recommendation should be submitted in the time frame described under the caption “Stockholder Proposals” below.

Nominees for director are selected on the basis of a number of qualifications including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Nominating and Governance Committee initiates the process for identifying and evaluating nominees to the Board of Directors by preparing a slate of candidates who meet the criteria for selection as a nominee and have any specific qualities or skills being sought based on input from members of the Board. When formulating its recommendations for potential Board nominees, the Nominating and Governance Committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants, or other advisors as the Nominating and Governance Committee or the Board may deem appropriate.

The Nominating and Governance Committee evaluates the candidates by reviewing their biographical information and qualifications, with qualified nominees being interviewed by at least one member of the Committee. Members of the Board also have an opportunity to interview qualified nominees. The Nominating and Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a nominee be nominated to fill a directorship with an expiring term. Candidates recommended by the Nominating and Governance Committee to fill a directorship with an expiring term are presented to the Board for selection as nominees to be presented for the approval of the stockholders. The Nominating and Governance Committee anticipates that a similar process will be used to evaluate nominees recommended by stockholders, but has not previously received a stockholder recommendation for a nominee for director. The Nominating and Governance Committee is responsible for appointing new members to the Board to fill the unexpired term of a directorship vacated during the term or new directorships created by any increase in the size of the Board.

As provided in the Company’s Bylaws, the Board is authorized to nominate and elect a new director when a vacancy occurs between annual meetings of stockholders. In the event of a vacancy on the Board between annual meetings of the Company’s stockholders, the Board may request that the Nominating and Governance Committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies. The Company’s Bylaws set the number of directors at nine but permit the Board to increase the number up to fifteen directors upon a resolution adopted by a majority of the Board. At present, the Company has nine directors and the Board has not taken action to add any additional directors. The Board is permitted by the Bylaws to fill existing or newly created directorship slots by a majority vote of the directors then in office.

Board membership criteria, which are disclosed in the Company’s Corporate Governance Guidelines on the Governance page of the Company’s website, www.powellind.com are determined by the Board, with input from the Nominating and Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include appropriate knowledge, experience, and skills in areas deemed critical to understanding the Company and its business, the candidate’s commitments to the boards of other companies, and personal characteristics, such as integrity and judgment. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director. It is the Board’s opinion that the qualification guidelines included in the Company’s Corporate Governance Guidelines are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Nominating and Governance Committee, upon its own recommendation and approval of the independent members of the Board of Directors, recommended that the Board nominate James F. Clark, Stephen W. Seale, Jr. and Robert C. Tranchon for re-election as directors, subject to stockholder approval, for a three-year term ending at the annual stockholder meeting in 2012 and has otherwise satisfied its responsibilities under its charter.

The Nominating and Governance Committee of the Board of Directors,

Robert C. Tranchon, Chairman
Eugene L. Butler
James F. Clark

Communications with the Board of Directors

The Board of Directors, of which a majority are independent, has unanimously approved a process for stockholders, or other interested persons, to communicate with the Board of Directors. This process is located on the Governance page of the Company’s website, www.powellind.com. The relevant document is titled “Procedures for Communication with Directors.”

In addition, stockholders, or other interested persons, wishing to communicate with the Board of Directors for anonymous complaints about accounting, internal accounting control and auditing issues may call the Company’s toll-free governance hotline at 1-877-888-0002. The Audit Committee monitors these calls. All calls are documented, and those reports that are deemed to be substantive will be passed on to the Board. Stockholders, or other interested persons, calling the hotline should provide a sufficiently detailed description of the nature of the matter that the person wishes to communicate with the Board, as well as a name, telephone number, email address, or other contact information so that the Company can either respond to the communication or obtain additional information about the matter.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, including its executive officers and directors. A copy of the Company’s Code of Business Conduct and Ethics may be obtained at the Investor Relations section of the Company’s website, www.powellind.com, or by written request addressed to the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, Texas 77075. The Company intends to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of its code of ethics that apply to the chief executive officer, chief financial officer or controller by posting such information on the Company’s website. No such waiver or amendments have occurred to date.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 2, 2009 (unless otherwise indicated below), the beneficial ownership of our common stock by each stockholder known to us to be the beneficial owner of more than five percent (5%) of the Company’s outstanding common stock, each director and nominee for director, each of the named executive officers, and all named executive officers and directors as a group.

	Amount and Nature
	of Beneficial
Name of Beneficial Owner	Ownership(1)		Percent of Class

Thomas W. Powell	2,737,552	(2)	23.9%
PO Box 12818 Houston, Texas 77217
Royce & Associates, L.L.C.	784,409	(3)	6.9%
1414 Avenue of the Americas New York, New York 10019
Bonnie L. Powell	828,469	(4)	7.2%
PO Box 112 Warda, Texas 78960
Joseph L. Becherer	16,371	(5)	*
Eugene L. Butler	17,000	(5)(6)	*
James F. Clark	12,000	(5)(7)	*
Christopher E. Cragg	2,000	(8)	*
Milburn E. Honeycutt	2,063	(9)	*
Don R. Madison	17,400	(10)	*
Patrick L. McDonald	3,161	(11)	*
Stephen W. Seale, Jr.	20,414	(5)	*
Robert C. Tranchon	12,100	(5)(12)	*
Ronald J. Wolny	22,150	(5)	*
All Executive Officers and Directors as a group (11 persons)	2,862,211	(13)	25.0%

*	Less than one percent (1%).

(1)	The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

(2)	Mr. Powell has sole voting power and sole investment power with respect to 2,472,076 of such shares, of which 524,328 are held directly, 78,720 are held by Mr. Powell’s IRA, 1,798,628 are held by TWP Holdings, Ltd., a partnership controlled by Mr. Powell and 70,400 are shares subject to stock options which are exercisable within 60 days of January 2, 2009 by Mr. Powell. Also includes 260,860 shares held by the Thomas Walker Powell Trust, of which Mr. Powell is a co-trustee and shares voting and investment power with respect to the shares held by such trust with the other co-trustees, Michael W. Powell and Holly C. Powell Pruitt. Also includes 3,815 shares allocated to the account of Mr. Powell under the Powell Industries, Inc. Employee Stock Ownership Plan and 801 shares held in trust for the account of Mr. Powell under the Employees Incentive Savings Plan of the Company.

(3)	The shares set forth in the table reflect the number of shares owned as of September 30, 2008, based on a Schedule 13F dated November 11, 2008 filed by Royce & Associates, LLC. Royce & Associates, LLC owned beneficially 784,409 shares of the Common Stock of the Company.

(4)	The shares set forth in the table reflect the number of shares owned on January 31, 2004, based on a Schedule 13G dated February 12, 2004, filed by Bonnie L. Powell. Bonnie L. Powell owned beneficially 828,469 shares with shared dispositive power and shared voting power as to 345,500 of such shares.

(5)	Includes 3,000 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted Stock Plan.

(6)	Includes 8,000 shares subject to stock options which are exercisable within 60 days of January 2, 2009.

(7)	Includes 2,000 shares subject to stock options which are exercisable within 60 days of January 2, 2009.

(8)	Includes 2,000 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted Stock Plan.

(9)	Includes 300 shares allocated to Mr. Honeycutt’s account in the ESOP.

(10)	Includes 13,200 shares subject to stock options which are exercisable within 60 days of January 2, 2009 and 836 shares allocated to Mr. Madison’s account in the ESOP.

(11)	Includes 137 shares allocated to Mr. McDonald’s account in the ESOP.

(12)	Includes 4,000 shares subject to stock options which are exercisable within 60 days of January 2, 2009.

(13)	Includes 27,200 shares subject to stock options which are exercisable within 60 days of January 2, 2009 and 20,000 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted Stock Plan.

EXECUTIVE OFFICERS

The following table provides information regarding the executive officers of the Company who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of Directors of the Company.

Name	Age	Since	Position

Don R. Madison(1)	51	2001	Executive Vice President and Chief Financial and Administrative Officer
Milburn E. Honeycutt(2)	45	2005	Vice President and Controller

(1)	Mr. Madison was elected Executive Vice President and Chief Financial and Administrative Officer of the Company by the Board of Directors at its February 23, 2007 meeting which election became effective on that date. Mr. Madison had previously served as Vice President and Chief Financial Officer of the Company since October 2001.

(2)	Mr. Honeycutt was elected Vice President of the Company by the Board of Directors at its April 15, 2005 meeting which election became effective on that date. From October 2003 through April 2005, Mr. Honeycutt served as Vice President and Controller of Synagro Technologies, Inc. Prior to that, Mr. Honeycutt served in several capacities with Comfort Systems USA, Inc. including Senior Vice President of Finance, Operations, and Corporate Controller. Mr. Honeycutt joined Comfort Systems USA in June 1997.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

The Company’s executive compensation programs reflect its culture and philosophy that executives are hired to devise and execute strategies that create long-term stockholder value consistent with our Company’s mission and are appropriately rewarded for doing so. The objectives of our executive compensation programs are 1) to attract and retain executives that possess abilities essential to the Company’s long-term competitiveness and success and 2) to support a performance-oriented environment.

The Company’s compensation program for executive officers is based on the simple principles of paying officers competitively and designing compensation programs that support achievement of both short and long term objectives.

What the Compensation Programs Reward

The Company’s executive compensation programs reward decision-making that creates long-term stockholder value, including but not limited to:

•	The Company’s financial performance;

•	The accomplishment of long-term strategic objectives;

•	The development of the Company’s top management team;

•	Specific objectives assigned to the chief executive officer;

•	Leadership; and

•	Presentations to financial investors.

Elements of Compensation: Why We Chose Each, How Each was Related to Our Objectives and How We Determined the Amounts

The Company’s executive compensation program is comprised of the following elements:

•	Base Salary

•	Short-term Cash Incentive Plan, or STIP

•	Long-term Equity Compensation Incentive Plan, or LTIP

•	Benefits and Certain Perquisites

Generally:  The Compensation Committee considers Company and individual-specific historical information and data derived from market sources, including the results of the 2006 Watson-Wyatt’s broad survey regarding related-industry companies, as points of reference for the appropriate mix of compensation elements. To effectively attract, retain and incentivize the best possible executive talent, it is the Company’s opinion that an executive’s total potential compensation should be attractive, but not guaranteed. The total amount of cash compensation that our executives may earn is contingent upon the Company achieving certain performance measures that are established by the Compensation Committee.

Base Salary:  The Company pays base salary to executive officers in order to compensate them for day-to-day services rendered to the Company over the course of each year. Salaries for executive officers are reviewed annually by the Compensation Committee. In determining individual salaries, the Compensation Committee considers the scope of the executive’s job responsibilities, unique skill sets and experience, individual contributions, market conditions, current compensation as compared to the results of a broad survey of related-industry companies conducted by Watson-Wyatt, as well as the specific actions and strategic activities of such executive officer for the prior year and the financial plan of the Company for the coming year. In 2006, the Compensation Committee engaged Watson-Wyatt to provide a competitive study of our executive compensation. The Compensation Committee took the study into account in determining salaries for 2007 and 2008.

Short-term Cash Incentive Plan:  The Company utilizes cash incentive pay in order to incentivize the achievement of specific operating results each year and to encourage short-term performance. The methodology for determining annual cash incentive pay is identical for all of our named executive officers. The methodology provides for cash incentive payments comprised of two factors.

The first factor is the Company’s performance as determined by two measures: earnings per fully diluted share, or EPS, and the Company’s return on equity. The second factor is based on objectives set at the discretion of the Compensation Committee on an annual basis. These objectives can relate to the Company’s overall performance or to specific objectives for each named executive officer. These are described in more detail under the “Performance Evaluations” section. The Compensation Committee reviews the recommended cash incentive compensation potential of each executive officer and may revise, upward or downward, the threshold, target and maximum percentages of base salary that can be awarded based on these two factors.

The Compensation Committee has evaluated potential cash incentive payments and has determined that, if one or more of these factors are achieved or exceeded, the cash compensation that our named executive officers can earn will generally equal the market median for total cash compensation obtained from the results of the survey described in “Base Salary” above. If none of these factors are achieved, the potential total cash compensation will generally be less than such market median. Based on the day-to-day operating challenges confronted by the Company, it is the Compensation Committee’s opinion that the levels of potential total cash compensation it has set are reasonable, competitive in the market place and in-line with the Company’s compensation philosophy and objectives.

Long-term Equity Incentive Compensation Plan:  It is the Company’s opinion that the interests of stockholders are best served when a portion of employee compensation is tied to equity ownership. Pursuant to the Company’s incentive compensation plan, as amended, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other equity-based awards. Historically, the Company has used either stock options or restricted stock awards as a means to incentivize long-term employment and performance and to align individual compensation with the objective of building long-term stockholder value.

The Compensation Committee’s practice is to make all annual compensation decisions, including approval of equity awards to named executive officers, at its regularly scheduled September meeting. These awards subsequently become effective upon the Board of Director’s approval of the Company’s annual operating plan, which occurs in a Board meeting that immediately follows the Compensation Committee’s meeting on the same or the following day. The Compensation Committee’s practice is to award restricted stock unit awards based on the average of NASDAQ’s high and low price of the Company’s Common Stock on the effective date of the grant.

The Compensation Committee exercises discretion in determining the number and type of equity awards to be given to our named executive officers as long-term incentive compensation. In exercising its discretion, the

Compensation Committee considers a number of factors, including individual responsibilities, competitive market data, stock price performance, and individual and Company performance. Subject to the express provisions of the incentive compensation plan and directions from the Board, the Compensation Committee is authorized, among other things, (i) to select the executives to whom equity awards will be granted; (ii) to determine the type, size and terms and conditions of equity awards, including vesting provisions and whether such equity awards will be time or performance based; and (iii) to establish the terms for treatment of equity awards upon a termination of employment. In setting individual awards for the annual grants made in 2007 and 2008, the Compensation Committee considered incentive levels that were recommended by the outside consulting firm in 2006. In September 2008, the Compensation Committee targeted a 100% allocation of the total long-term equity incentive value to be comprised of long-term performance-vesting restricted stock unit awards.

Vesting of restricted stock unit awards given to named executive officers in October 2006, 2007 and 2008 is dependent on 1) such officer’s continued service for three years following the award and 2) the Company achieving specified relative EPS performance objectives over such three-year period. Accordingly, vesting of restricted stock units awarded in October 2008 occurs at the end of fiscal 2011.

Perquisites and Benefits:  The Company provides its named executive officers with a very limited number of perquisites that in the Company’s and the Compensation Committee’s opinion are reasonable and consistent with its overall compensation program, and necessary to remain competitive. The Compensation Committee periodically reviews the levels of perquisites provided to the named executive officers. Costs associated with perquisites provided by the Company are included in the footnote to the Summary Compensation Table for Fiscal 2007 and 2008 appearing on page 20 of this proxy. The perquisites provided include: 1) use of a Company vehicle, for the chief executive officer, or a vehicle allowance, for the Company’s other named executive officers; and 2) estate planning services for the retiring CEO.

401(k) Plan:  Powell Industries, Inc. 401(k) Plan is a tax-qualified retirement savings plan in which most U.S. employees, including the named executive officers, are eligible to participate. Key elements of the plan include: participants may elect to make contributions on a pre-tax basis, contributions are limited by the tax code, the Company matches 50 percent of the first 6 percent of pay that is contributed to the savings plan, and all employee contributions vest immediately.

ESOP:  Powell Industries, Inc. Employee Stock Ownership Plan is a tax-qualified plan in which most U.S. employees, including the named executive officers, are eligible to participate.

Deferred Employees’ Compensation Plan:  The named executive officers are eligible to participate in the Powell Industries, Inc. Deferred Compensation Plan, which is a non-qualified, unfunded retirement savings plan. This plan provides the opportunity to increase deferrals of base salary and to elect deferrals of IC awards. Key elements of the plan include: participants can contribute up to 50 percent of their base salary and 100 percent of their STIP awards, base salary and STIP deferrals not eligible for an employer matching contribution, and all contributions vest immediately.

Supplemental Executive Benefit Plan:  Thomas W. Powell is covered by the Company’s Executive Benefit Plan. Pursuant to Mr. Powell’s Executive Benefit Agreement executed under such Plan, following normal retirement after age 65 and having completed at least ten years of continuous employment, he is entitled to salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years.

Change in Control:  In addition to change in control provisions found in the Company’s compensation and defined benefit plans which apply to all participants in those plans, the Company has an executive severance plan in which all named executive officers participate. However, the Board may terminate this executive severance plan in its sole discretion at any time.

In the event of a change in control, each named executive officer will receive their maximum payout factors for both long-term incentive compensation and short-term incentive compensation. Additionally, all unvested stock options, SARs, restricted stock and restricted stock units vest immediately. Stock options and SARs remain exercisable over the normal life of the grant. Change in control is defined as when one or more of the following occur:

•	Any acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors of the Company (the “Outstanding Voting Securities”);

•	the merger or consolidation of the Company with any other entity if any person or group of persons (as defined in Rule 13d-5), together with his or its affiliates, is the beneficial owner, directly or indirectly, of 35% or more of the surviving entity’s then outstanding securities entitled generally to vote for the election of the surviving entity’s directors;

•	Continuing Directors no longer constitute a majority of the Board; the term “Continuing Director” means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of directors who were members of the Board on the date hereof; or

•	The Company transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of the Company.

The Company does not have any special severance agreements or packages (such as golden parachutes) under which payments are to be made to any named executive officer. Potential payments to named executive officers may, however, be available under the terms of existing compensation and benefit programs in the case of 1) termination (including voluntary separation, termination for cause or long-service separation) or 2) a change in control of the Company.

Terms of Potential Payments — Termination

The terms of potential payments to named executive officers in each of the following termination scenarios under existing compensation and benefit programs follows:

•	Voluntary Separation (resignation)

•	Termination for Cause (termination)

•	Long Service Separation (retirement)

Short-term incentive compensation.  In the event of retirement at September 30, 2008, named executive officers would be eligible to receive the amount otherwise payable to them for the 2008 plan year under their applicable short-term incentive compensation. In the case of termination or resignation at September 30, 2008, the named executive officer would forfeit all short-term incentive compensation. Potential amounts and assumptions regarding the short-term incentive compensation are included in the Potential Payments upon Termination or Change of Control at Fiscal Year-End table on page 25.

Long-term performance awards.  In the event of retirement at September 30, 2008, named executive officers would be eligible to receive amounts otherwise payable to them under the long-term incentive compensation feature of the Company’s 1996 Stock Option and Long-Term Incentive Plan (long-term plan). The named executive officers’ eligibility and award amount would be determined at the conclusion of the performance period, depending on the achievement of the established performance criteria. Potential amounts and assumptions regarding the long-term incentive compensation are included in the Potential Payments upon Termination or Change of Control at Fiscal Year-End table on page 25. These terms are applicable to all employees covered by the long-term plan.

Deferred compensation.  The Nonqualified Deferred Compensation during Fiscal 2008 on page 24 describes unfunded, non-qualified deferred compensation plans that permit the deferral of salary, bonus and short-term cash performance awards by named executive officers. These plans do not provide for matching contributions by the Company. Named executive officers are eligible to receive the amount in their deferred compensation account following termination under any termination scenario unless the named executive elects to further defer payment as permitted by the plans. The Nonqualified Deferred Compensation column of the Potential Payments upon Termination or Change of Control at Fiscal Year-End table on page 25 assumes the named executive officer terminated employment at September 30, 2008 with no further deferral of payments.

Severance pay.  Other than in accordance with the terms of existing compensation and benefit programs discussed above, no special severance payments will be made to any named executive officers.

Perquisites.  In the event of retirement, perquisites such as financial counseling or placement services may be provided to the named executive officer.

Terms & Potential Payments — Change in Control

Change in control provisions within our long and short-term plans generally provide for accelerated vesting and do not provide for extra payments. These change in control provisions are designed so that employees are neither harmed nor given a windfall in the event of termination of employment without cause or for good reason within 12 months following a change in control. The provisions are intended to ensure that executives evaluate business opportunities in the best interests of stockholders. The terms are applicable to all employees covered by these plans and there are no payments made for voluntary separation, resignation and termination for cause.

Summary of Overall Compensation Objectives

Consistent with the Company’s compensation philosophy and objectives discussed above, it is the Compensation Committee’s opinion that its use of the three primary components of compensation described above provides competitive salaries, allows opportunities for significant cash incentive compensation to encourage short-term performance and establishes significant long-term equity incentive opportunities aligned with stockholder interests. The Company also adds value to the compensation package of its executives through certain perquisites.

How the Company Determines Compensation for Executives

Performance Evaluation: Chief Executive Officer.  The Board evaluates the chief executive officer’s performance based on:

•	The Company’s financial performance;

•	The accomplishment of long-term strategic objectives;

•	The development of the Company’s top management team;

•	Specific objectives assigned to the chief executive officer;

•	Leadership; and

•	Presentations to financial investors

The Compensation Committee also reviews the information provided by the compensation consultant discussed below and then makes recommendations to the Board regarding the chief executive officer’s compensation based on the market comparison and performance assessment. The Board has the authority to exercise its discretion regarding the chief executive officer’s compensation. The Board, excluding the chief executive officer who is not present during these discussions, makes final decisions regarding the chief executive officer’s compensation.

Performance Evaluations: Named Executive Officers other than the Chief Executive Officer.  Each year the chief executive officer submits a performance assessment and compensation recommendation for each of the other named executive officers to the Compensation Committee. The chief executive officer also participates in the discussions with the Compensation Committee prior to their approval of compensation for such officers. The performance evaluation is based on factors such as:

•	Achievement of individual and the Company’s objectives

•	Contribution to the Company’s performance

•	Leadership accomplishments

The Compensation Committee also reviews the information provided by the compensation consultant and either approves or adjusts the chief executive officer’s recommendation. The committee has the authority to exercise discretion regarding individual performance awards.

Compensation Decisions in 2008

Chairman and CEO Compensation Decisions:  The chief executive officer is evaluated on company and individual performance metrics. In September 2008, the Compensation Committee reviewed with the Board of Directors its assessment of the degree to which Mr. Powell achieved the individual performance objectives as measured with respect to previously established goals. On the basis of that review by the Board it was noted that under Mr. Powell’s leadership, the Company:

•	Experienced record revenues;

•	Experienced year-to-year EBIT and EPS growth in excess of 50%;

•	Continued efforts on succession plan in connection with his retirement as CEO on September 30, 2008; and

•	Increased the Company’s backlog and the Company’s capacity to accomplish further growth.

In recognition of Mr. Powell’s strong performance, as evidenced by the Company’s record financial results, the Compensation Committee recommended and the Board approved a discretionary bonus in addition to the Short-

term cash Incentive Award. Mr. Powell’s 2008 fiscal year compensation is disclosed in the Summary Compensation Table for Fiscal 2008 and 2007 on page 20 of this proxy. Also, Mr. Powell announced his retirement effective September 30, 2008 after 44 years of service with the Company. The Compensation Committee recognized the significant benefits the Company may still receive from Mr. Powell following his retirement based upon his extensive knowledge of the electrical industry. Therefore, the Compensation Committee recommended and the Board of Directors approved the decision for the Company to enter into the Consulting Agreement with Mr. Powell. The financial terms of the Consulting Agreement are described under “Director Compensation.”

Other Named Executive Officers’ Compensation Decisions:  The chief executive officer presents to the Compensation Committee a performance evaluation of each of the other named executive officers. The focus of the evaluation for other named executive officers is based upon their respective areas of responsibility. In September 2008, the Committee approved the based salary increase for each of he named executive officers, effective October 1. All compensation paid to or earned by the named executive officers in 2008 is disclosed in the Summary Compensation Table for Fiscal 2008 and 2007 on page 20 of this proxy.

Deductibility of Compensation

The goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m), to the extent possible, with respect to long-term and short-term incentive programs to avoid losing the deduction for compensation in excess of $1,000,000 paid to any named executive officer. The Company has generally structured performance-based compensation plans with the objective that amounts paid under those plans are tax deductible and the plans must be approved by the Company’s stockholders. However, the committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee are independent directors, and none of them are present or past employees of the Company. No member of the Compensation and Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of the Company’s executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Company’s Board of Directors or the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussion referenced above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

The Compensation Committee of the Board of Directors,

Ronald J. Wolny, Chairman
Joseph L. Becherer
Stephen W. Seale, Jr.

Executive Compensation Tables

SUMMARY COMPENSATION TABLE FOR FISCAL 2008 AND 2007

The following table provides certain summary information concerning cash and certain compensation paid to the Chief Executive Officer, Chief Financial Officer and all other executive officers of the Company.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation((1)	Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	($)	($)	($)	($)	($)

Thomas W. Powell,	2008	$534,996	—	—	—	$735,000	—	$177,060	$1,447,057
Chairman of the Board(2)	2007	$491,666	—	—	—	$260,200	—	$68,984	$820,850
Patrick L. McDonald,	2008	$391,257	—	—	—	$224,250	—	$21,025	$636,532
President and Chief Executive Officer(2)	2007	$161,120	—	—	—	$156,900	—	$20,934	$338,954
Don R. Madison,	2008	$286,790	—	—	—	$216,000	$(70,919)	$20,000	$451,870
Executive Vice President, Chief Financial and Administrative Officer, Secretary and Treasurer	2007	$246,735	—	—	—	$103,150	$45,694	$19,000	$414,579
Milburn E. Honeycutt,	2008	$190,001	—	—	—	$92,750	—	$15,719	$298,471
Vice President and Controller of the Company	2007	$185,526	—	—	—	$80,000	—	$17,413	$282,939

(1)	The amounts in this column reflect:

•	Matching contributions allocated by the Company to each of the named executive officers pursuant to the Powell Industries, Inc. 401(k) Plan.

•	Automobile, fuel and insurance expenses on a Company-provided vehicle and/or automobile allowances for Messrs. Powell, McDonald, Madison, and Honeycutt of $9,250, $12,083, $12,000, and $12,000, respectively.

•	Payment by the Company for financial and estate planning expenses and fees, including attorney fees, for Mr. Powell of $159,810.

(2)	Mr. Powell served as Chief Executive Officer of the Company until his retirement on September 30, 2008. Mr. McDonald served as President and Chief Operating Officer of the Company from February 23, 2007 until Mr. Powell’s retirement on September 30, 2008, at which time Mr. McDonald succeeded Mr. Powell as President and Chief Executive Officer of the Company.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2008

The following table shows equity awards granted to the named executive officers during the fiscal year ended September 30, 2008. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End table.

					All Other	All Other
					Stock	Option
					Awards:	Awards:
					Number of	Number of	Exercise or	Grant Date
		Estimated Future Payouts Under			Shares of	Securities	Base Price	Fair Value
		Equity Incentive Plan Awards			Stock or	Underlying	of Option	of Stock and
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	(#)	(#)	(#)	(#)	(#)	($ /Sh)	Awards ($)

Thomas W. Powell	10/1/2007	11,360	14,200	21,300				$561,894
Patrick L. McDonald	10/1/2007	2,973	3,716	5,574				$147,042
Don R. Madison	10/1/2007	2,866	2,866	5,375				$141,779
Milburn E. Honeycutt	10/1/2007	1,571	1,964	2,946				$77,715

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options and restricted stock unit awards of the named executive officers at September 30, 2008. This table includes unexercised and unvested options awards. Each outstanding award is shown separately for each named officer.

	Option Awards				Stock Awards
						Equity
						Incentive
					Equity Incentive	Plan Awards:
					Plan Awards:	Market or
					Number of	Payout Value
	Number of	Number of			Unearned	of Unearned
	Securities	Securities			Shares, Units	Shares, Units
	Underlying	Underlying			or Other	or Other
	Unexercised	Unexercised	Option		Rights That	Rights That
	Options	Options	Exercise	Option	Have Not	Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)

Thomas W. Powell	44,000	—	$15.10	6/25/2010
	26,600	17,600	$18.44	6/24/2012
					17,663	$720,835
					11,360	$463,602
Patrick L. McDonald	—	—	$—		4,163	$169,900
					2,973	$121,320
Don R. Madison	4,500	—	$15.10	6/25/2010
	8,700	5,800	$18.44	6/24/2012
					4,631	$188,999
					2,866	$116,978
Milburn E. Honeycutt	—	3,000	$18.44	6/24/2012
					2,426	$99,021
					1,574	$64,251

OPTIONS EXERCISES AND STOCK VESTED DURING FISCAL 2008

The following table sets forth information with respect to the named executive officers concerning the exercise of stock options and the receipt of stock awards during fiscal 2008.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Thomas W. Powell	42,500	$1,078,225	17,440	$385,250
Patrick L. McDonald	—	$—	4,111	$90,812
Don R. Madison	35,000	$1,047,300	4,573	$101,018
Milburn E. Honeycutt	3,750	$106,020	2,396	$52,928

NONQUALIFIED DEFERRED COMPENSATION DURING FISCAL 2008

The following table sets forth information with respect to the named executive officers nonqualified deferred compensation during fiscal 2008.

Registrant
	Executive	Contributions	Aggregate	Aggregate	Aggregate
	Contributions	in Last	Earnings	Withdrawals /	Balance at
	in Last Fiscal Year	Fiscal Year	in Last Fiscal Year	Distributions	Last Fiscal Year-End
Name	($)	($)	($)	($)	($)

Thomas W. Powell	$—	$—	$—	$—	$—
Patrick L. McDonald	$—	$—	$—	$—	$—
Don R. Madison	$51,807	$—	$(70,919)	$—	$285,078
Milburn E. Honeycutt	$—	$—	$—	$—	$—

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE OF CONTROL AT FISCAL YEAR-END

The following table quantifies certain payments and benefits that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on September 30, 2008. The information is provided relative to the named executive officer’s compensation and service levels as of the date specified. If applicable, they are based on the Company’s closing stock price on the specified date.

		Before Change	After Change
		in Control	in Control
		Termination w/o	Termination w/o
		Cause or for	Cause or for	Voluntary			Change in
Name	Benefit	Good Reason	Good Reason	Termination(1)	Death	Disability	Control

Thomas W. Powell	Severence Pay	$1,500,000	$3,105,000	$1,500,000	$1,500,000	$1,500,000	$3,105,000
	Bonus Payment	$—	$1,605,000	$—	$—	$—	$1,605,000
	Stock Option Vesting Acceleration	$—	$371,888	$—	$—	$—	$371,888
	Stock Award Acceleration	$—	$1,480,546	$—	$—	$—	$1,480,546
	Health Care Benefit Continuation	$—	$40,557	$—	$—	$—	$40,557
	Tax Gross-up	$—	$3,284,065	$—	$—	$—	$3,284,065
Patrick L. McDonald	Severence Pay	$—	$1,005,000	$—	$—	$—	$1,005,000
	Bonus Payment	$—	$804,000	$—	$—	$—	$804,000
	Stock Option Vesting Acceleration	$—	$—	$—	$—	$—	$—
	Stock Award Acceleration	$—	$364,025	$—	$—	$—	$364,025
	Health Care Benefit Continuation	$—	$40,557	$—	$—	$—	$40,557
	Tax Gross-up	$—	$1,100,948	$—	$—	$—	$1,100,948
Don R. Madison	Severence Pay	$—	$900,000	$—	$—	$—	$900,000
	Bonus Payment	$—	$720,000	$—	$—	$—	$720,000
	Stock Option Vesting Acceleration	$—	$122,554	$—	$—	$—	$122,554
	Stock Award Acceleration	$—	$382,471	$—	$—	$—	$382,471
	Health Care Benefit Continuation	$—	$40,557	$—	$—	$—	$40,557
	Tax Gross-up	$—	$1,077,075	$—	$—	$—	$1,077,075
Milburn E. Honeycutt	Severence Pay	$—	$585,000	$—	$—	$—	$585,000
	Bonus Payment	$—	$292,500	$—	$—	$—	$292,500
	Stock Option Vesting Acceleration	$—	$63,390	$—	$—	$—	$63,390
	Stock Award Acceleration	$—	$204,091	$—	$—	$—	$204,091
	Health Care Benefit Continuation	$—	$40,557	$—	$—	$—	$40,557
	Tax Gross-up	$—	$589,639	$—	$—	$—	$589,639

(1)	As a result of Mr. Powell retirement effective September 30, 2008, these payments have commenced.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended September 30, 2008, and discussed them with management and the Company’s independent registered public accounting firm. Based on such review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended September 30, 2008 for filing with the Commission. The Audit Committee also reviewed with management and the Company’s independent registered public accounting firm the interim financial information included in the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended December 31, March 31 and June 30, 2008 prior to their being filed with the Commission

With and without management present, the Audit Committee discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the Company’s September 30, 2008 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to their independence.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors,

Eugene L. Butler, Chairman
Christopher E. Cragg
Stephen W. Seale, Jr.
Robert C. Tranchon

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for the year ended September 30, 2008. It is anticipated that the Audit Committee will appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

For 2008 and 2007, the Company’s independent registered public accounting firm’s fees for various types of services to the Company were as shown below:

	PricewaterhouseCoopers
	2008		2007

Audit Fees	$1,175,630		$1,303,140
Audit-Related Fees	—		—
Tax Fees
Tax compliance services	115,600	(1)	87,500	(1)
Tax advisory services	—		2,800	(2)
All Other Fees	—		—
TOTAL	$1,291,230		$1,393,440

(1)	Tax compliance services relate to the preparation and filing of the U.S. Corporate Tax Return and state corporate income tax returns for the Company and its subsidiaries.

(2)	Tax advisory services relate to consulting services with respect to matters involving tax authorities.

The Audit Committee approved all services rendered by the Company’s independent registered public accounting firm during the years ended September 30, 2008 and September 30, 2007.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditors: specific services are pre-approved from time to time by the Committee or by the Committee Chairman on its behalf. As to any services approved by the Committee Chairman, the approval is reported to the Committee at the following meeting of the Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the year ended September 30, 2008 were in compliance. However, Form 4 filings for each of the Company’s independent directors for their 2008 restricted stock grant were filed on July 3, 2008, 11 days after issuance.

OTHER MATTERS

As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of three directors of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.

ANNUAL REPORT

An Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended September 30, 2008 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2010 must be received at the office of the Secretary of the Company no later than September 11, 2009 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

Pursuant to the Company’s bylaws, a stockholder that intends to present business at the 2010 Annual Meeting and has not submitted such proposal by the date set forth above must notify the Secretary of the Company by November 29, 2009. If such notice is received after November 29, 2009, then the notice will be considered untimely, and the Company is not required to present such business at the 2010 Annual Meeting.

All proposals must comply with applicable SEC regulations and the Company’s Bylaws as amended to date.

By Order of the Board of Directors

/s/  THOMAS W. POWELL
Thomas W. Powell
Chairman of the Board

Dated: January 9, 2009

0 POWELL INDUSTRIES, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 27, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Thomas W. Powell and Eugene L. Butler, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held at the offices of Powell Industries, Inc., 8550 Mosley, Houston, Texas, at 11:00 a.m., Central Standard Time, on February 27, 2009 at any adjournment thereof, as follows: (Continued and to be signed on the reverse side.) 14475

ANNUAL MEETING OF STOCKHOLDERS OF POWELL INDUSTRIES, INC. February 27, 2009
Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided.
20300000000000000000 5 022709 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of the nominees listed below (except as indicated below) to 2. In their discretion with respect to (1) any other matters as may properly come the Board of Directors, class of 2012. before the meeting and any adjournment thereof, (2) approval of the minutes of NOMINEES: the prior meeting, if such approval does not amount to ratification of the action
FOR ALL NOMINEES O JAMES F. CLARK taken at that meeting, (3) the election of any other person as a director if a
O STEPHEN W. SEALE, JR. nominee named above is unable to serve or for good cause will not serve, and (4)
O ROBERT C. TRANCHON WITHHOLD AUTHORITY matters incident to the conduct of the meeting. FOR ALL NOMINEES If properly executed, this voting instruction will be voted as directed above. FOR ALL EXCEPT
(See instructions below) IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ NOMINEES.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF POWELL INDUSTRIES, INC. February 27, 2009 MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. -OR INTERNET -Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. -OR IN PERSON -You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20300000000000000000 5 022709 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of the nominees listed below (except as indicated below) to the Board of Directors, class of 2012. O JAMES F. CLARK O STEPHEN W. SEALE, JR. O ROBERT C. TRANCHON FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named above is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting. If properly executed, this voting instruction will be voted as directed above. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ NOMINEES. Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.